Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 23, 2007, in the Registration Statement and related Prospectus of FX Real Estate and Entertainment Inc. dated February 4, 2008.
                                                                                                                                                                                                                                      /s/ Ernst & Young LLP
New York, New York
February 1, 2008